Exhibit 3.2

                           The New York Times Company
                                     BY-LAWS
                                As Amended by the
                               Board of Directors

October 21, 1968, February 26, 1969, March 24, 1971, March 29, 1972, March 28,
1973, May 30, 1973, November 28, 1973, March 27, 1974, March 31, 1976, April 26,
1977, January 30, 1978, October 25, 1978, April 3, 1979, July 23, 1979, March
20, 1980, May 15, 1980, March 19, 1981, March 18, 1982, February 17, 1983, April
28, 1983, February 16, 1984, July 18, 1985, February 20, 1986, April 30, 1986,
October 16, 1986, February 19, 1987, February 18, 1988, March 16, 1989, February 15, 1990, February 21, 1991, February 20, 1992, February 18, 1993, October 21,
1993, December 16, 1993, February 17, 1994, February 16, 1995, March 20, 1997,
October 16, 1997, February 19, 1998, May 21, 1998, April 27, 2000, and December 18, 2001.

                               As Ratified by the
                              Class B Stockholders
                                 April 22, 1969
                    and the Class A and Class B Stockholders
                                (Article XI only)
                                 April 19, 1988

                                     BY-LAWS
                                       OF
                           THE NEW YORK TIMES COMPANY

As Amended by the
Board of Directors
October 21, 1968
February 26, 1969                      As Ratified by the
March 24, 1971                        Class B Stockholders
March 29, 1972                           April 22, 1969
March 28, 1973                        and the Class A and
May 30, 1973                          Class B Stockholders
November 28, 1973                      (Article XI only)
March 27, 1974                           April 19, 1988
March 31, 1976
April 26, 1977
January 30, 1978
October 25, 1978
April 3, 1979
July 23, 1979
March 20, 1980
May 15, 1980
March 19, 1981
March 18, 1982
February 17, 1983
April 28, 1983
February 16, 1984
July 18, 1985
February 20, 1986
April 30, 1986
October 16, 1986
February 19, 1987
February 18, 1988
March 16, 1989
February 15, 1990
February 21, 1991
February 20, 1992
February 18, 1993
October 21, 1993
December 16, 1993
February 17, 1994
February 16, 1995
March 20, 1997
October 16, 1997
February 19, 1998
May 21, 1998
April 27, 2000
December 18, 2001

                                      INDEX

                                                                                     Page
                                                                                     ----
ARTICLE I.    STOCKHOLDERS......................................................       1
              1. Annual Meeting.................................................       1
              2. Special Meetings...............................................       1
              3. Notice of Meetings.............................................       1
              4. Quorum.........................................................       1
              5. Voting.........................................................       1
ARTICLE II.   CLOSING TRANSFER BOOKS; SETTING RECORD DATE.......................       2
              1. Qualification of Voters........................................       2
              2. Determination of Stockholders of Record for Other Purposes.....       2
ARTICLE III.  BOARD OF DIRECTORS................................................       2
              1. Number, Classification, Election and Qualifications............       2
              2. Vacancies......................................................       2
              3. Regular Meetings...............................................       2
              4. Special Meetings...............................................       3
              5. Quorum.........................................................       3
              6. Committees.....................................................       3
              7. Salaries.......................................................       3
              8. Resignation....................................................       4
              9. Telephonic Meetings............................................       4
ARTICLE IV.   OFFICERS..........................................................       4
              1. Appointment....................................................       4
              2. Term of Office.................................................       4
              3. The Chairman of the Board......................................       4
              4. The Vice Chairman of the Board.................................       4
              5. The President..................................................       4
              6. Vice Presidents................................................       5
              7. The Secretary..................................................       5
              8. The Treasurer..................................................       5
              9. Duties of Officers may be Delegated............................       5
ARTICLE V.    STOCK CERTIFICATES................................................       5
              1. Issuance of Stock Certificates.................................       5
              2. Lost Stock Certificates........................................       5
              3. Transfers of Stock.............................................       5
              4. Regulations....................................................       6
ARTICLE VI.   SEAL..............................................................       6
ARTICLE VII.  CHECKS............................................................       6
ARTICLE VIII. BOOKS OF ACCOUNT AND STOCK BOOK...................................       6
ARTICLE IX.   FISCAL YEAR.......................................................       6
ARTICLE X.    VOTING SECURITIES.................................................       6
ARTICLE XI.   INDEMNIFICATION...................................................       7
              1. Directors and Officers.........................................       7
              2. Non-Exclusivity................................................       7
              3. Continuity of Rights...........................................       7
ARTICLE XII.  INTEREST OF DIRECTORS AND OFFICERS IN CONTRACTS WITH THE COMPANY..       7
ARTICLE XIII. NOTICES...........................................................       8
ARTICLE XIV.  AMENDMENT.........................................................       8

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

                           THE NEW YORK TIMES COMPANY

                                     BY-LAWS

                                    ARTICLE I
                                  STOCKHOLDERS

      1. ANNUAL MEETING. The Annual Meeting of Stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date, at such time and place either within or without the State of New York as may be specified by the Board of Directors.

      2. SPECIAL MEETINGS. Special meetings of the stockholders, to be held at such place either within or without the State of New York and for the purpose or purposes as may be specified in the notices of such meetings, may be called by the Chairman of the Board or the President and shall be called by the President or the Secretary at the request of a majority of the Board of Directors or of stockholders owning 25 per cent or more of the shares or stock of the Company issued and outstanding and entitled to vote on any action proposed by such stockholders for such meetings. Such request shall be in writing and shall state the purpose or purposes of the proposed meeting.

      3. NOTICE OF MEETINGS. Notice shall be given to the stockholders of the time and place of every meeting of stockholders. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called and indicate that the notice is being issued at the direction of the person or persons calling the meeting. Notice of any meeting may be written or electronic, and shall be given not fewer than 10, nor more than 60, days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to a stockholder at his, her or its address as it appears on the stock book, unless the stockholder shall have filed with the Secretary a written request that notices intended for the stockholder be mailed to some other address, in which case it will be mailed to the address designated in such request. If transmitted electronically, such notice shall be directed to the stockholder's electronic mail address as supplied by the stockholder to the Secretary or as otherwise directed pursuant to the stockholder's authorization or instructions. If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of such
Section 623 or an outline of its material terms.

      4. QUORUM. The holders of record of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be requisite and shall constitute a quorum at each meeting of stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws; provided that, when any specified action is required to be voted upon by a class of stock voting as a class, the holders of a majority of the shares of such class shall be requisite and shall constitute a quorum for the transaction of such specified action. If, however, there shall be no quorum, the officer of the Company presiding as chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

      5. VOTING. Each stockholder entitled to vote on any action proposed at a meeting of stockholders shall be entitled to one vote in person or by proxy for each share of voting stock held of record by him. Execution of a proxy may be accomplished by the stockholder or the stockholder's authorized officer, director, employee or agent. Proxies may be executed by facsimile signature or transmitted by telegram, cablegram or other means of electronic transmission authorized by the stockholder to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein its duration.

      The vote for directors shall be by ballot, and the election of each director shall be decided by a plurality vote. Except as otherwise provided by law, by the Certificate of Incorporation, by other certificate filed pursuant to law or by these By-laws, votes on any other matters coming before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares represented at such meeting, in person or by proxy, and entitled to vote on the specific matter. Except as required by law, by the Certificate of Incorporation, by other certificate filed pursuant to law or by these By-laws, the chairman presiding at any meeting of stockholders may rule on questions of order or procedure coming before the meeting or submit such questions to the vote of the meeting, which vote may at his direction be by ballot. The chairman shall submit any such questions to the vote of the meeting at the request of any stockholder entitled to vote present in person or by proxy at the meeting, which vote shall be by ballot.

                                   ARTICLE II
                   CLOSING TRANSFER BOOKS; SETTING RECORD DATE

      1. QUALIFICATION OF VOTERS. The Board of Directors may fix a date, which shall not be more than sixty days, nor fewer than 10 days prior to the date of any meeting of the stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the record date for the determination of stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting stock on the date so fixed and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.

      2. DETERMINATION OF STOCKHOLDERS OF RECORD FOR OTHER PURPOSES.The Board of Directors may fix a date, which shall not be more than sixty days, nor fewer than 10 days preceding the date fixed for the payment of any dividend or for the making of any distribution or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, rights or interests, and in such case only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution, rights or interests.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      1. NUMBER, CLASSIFICATION, ELECTION AND QUALIFICATIONS.The affairs of the Company shall be managed by a Board of Directors consisting of not fewer than three nor more than eighteen members. The number of directors shall be determined from time to time by resolution of a majority of the entire Board of Directors then in office, provided that no decrease in the number of directors shall shorten the term of any incumbent director. For the purpose of election of directors only, and not for any other purpose, the directors shall be divided into two classes, the holders of Class A Common Stock are entitled to elect 30% of the Board of Directors proposed to be elected at any meeting of stockholders held for that purpose (or the nearest larger whole number if such percentage is not a whole number), to be designated the Class A directors, and the holders of Class B Common Stock are entitled to elect the balance of the Board of Directors proposed to be elected at any such meeting, to be designated the Class B directors. The directors shall, except as provided in Section 2 of this Article III, be elected by the classes of shares entitled to elect them, by ballot at each annual meeting of stockholders, and shall hold office until the next annual meeting of stockholders and until their successors shall be elected and qualified. All directors must be at least eighteen years of age and at least one shall be a citizen of the United States and a resident of New York State.

      2. VACANCIES. Any vacancy in the Board of Directors, whether caused by resignation, death, increase in the number of directors, disqualification or otherwise, may be filled by a majority of the directors in office after the vacancy has occurred, although less than a quorum. A director so elected shall hold office for the unexpired term in respect of which such vacancy occurred.

      3. REGULAR MEETINGS. A regular meeting of the Board shall be held in each year immediately following the Annual Meeting of Stockholders or if such meeting be adjourned, the final adjournment thereof at the same place as such meeting of stockholders. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting. Other regular meetings of the Board may be held at such time and place, either within or without the State of New York, as shall from time to time be determined by a resolution of the Board. Any business may be transacted at any regular meeting at which a quorum is present. The time and place of any such regular meeting may be changed (i) at the preceding regular meeting; or (ii) subsequent to the adjournment of the preceding regular meeting by consent in writing signed by a majority of the whole Board; provided, however, that in either case notice of such change be given to each director personally or by telegram, facsimile transmission or comparable means two days or by mail five days prior to the date originally designated for such regular meeting.

      4. SPECIAL MEETINGS. A special meeting of the Board of Directors may be held at the time fixed by resolution of the Board or upon call of the Chairman of the Board, the President or any two directors and may be held at any place within or without the State of New York. Except as otherwise provided by law, by the Certificate of Incorporation, by other certificate filed pursuant to law or by these By-laws, notice of the time and place of any special meeting of the Board shall be given by the Secretary or other person designated by him to perform this duty by giving the same personally or by telegram, facsimile transmission or comparable means to each director at his address as the same shall appear on the books of the Company at least two days previous to such meeting or by mailing a copy of such notice, postage prepaid, to each director at such address at least five days previous to such meeting; provided, however, that no notice need be given to any director if waived by him either before or after the meeting or if he shall be present at such meeting, and any meeting of the Board may be held at any time without notice if all the directors then in office shall be present thereat.

      Any such notice shall also state the items of business which are expected to come before the meeting, and the items of business transacted at any special meeting of the Board shall be limited to those stated in such notice, unless all the directors are present at the meeting, or all those absent consent in writing either before or after the meeting, to the transaction of an item or items of business not stated in such notice.

      5. QUORUM. At all meetings of the Board, the presence of at least one-third of the directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise required by law, by the Certificate of Incorporation, by other certificate filed pursuant to law or by these By-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary for the adoption of any business or resolution which may come before the meeting; provided, however, that in the absence of a quorum a majority of the directors present or any director solely present may adjourn any meeting from time to time until a quorum is present. No notice of any adjournment to a later hour on the date originally designated for the holding of a meeting need be given, but immediate notice by telegram, facsimile transmission or comparable means shall be given by the Secretary or other person designated by him to perform this duty to all directors of any adjournment to any subsequent date, and such notice shall be deemed sufficient, though less than the notice required by Section 3 if such meeting be an adjourned regular meeting of the Board, or by
Section 4 if such meeting be an adjourned special meeting of the Board.

      6. COMMITTEES. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board designate one or more committees, each committee to consist of three or more of the directors, which, to the extent provided in said resolution or resolutions, shall have and may exercise powers of the Board of Directors in the management of the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All committees so appointed shall keep regular minutes of the business transacted at their meetings.

      7. SALARIES. Directors, as such, shall not receive any stated salary for their services, provided that, by resolution of the Board, the Board of Directors shall have authority to fix the compensation of directors and provide for the reimbursement of expenses of attending meetings; provided further that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees may be allowed such compensation as may be fixed from time to time by the Board for attending committee meetings and reimbursement of expenses of attendance.

      8. RESIGNATION. Any director may, at any time, resign, such resignation to take effect upon receipt of written notice thereof by the President or the Secretary, unless otherwise stated in the resignation.

      9. TELEPHONIC MEETINGS. One or more directors may participate in a meeting of the Board of Directors, or a committee designated pursuant to Section 6 of this Article III, by a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. Participation in a meeting pursuant to this provision shall constitute actual attendance at such meeting.

                                   ARTICLE IV
                                    OFFICERS

      1. APPOINTMENT. The Board of Directors may appoint from their number a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors shall appoint a President, a Secretary and a Treasurer and may also appoint one or more Vice Presidents, none of whom need be members of the Board, and may from time to time appoint such other officers as they may deem proper. The Chairman, President or Vice Chairman may appoint one or more Vice Presidents, the Secretary, the Treasurer, or any Assistant Secretary or Assistant Treasurer. Any two of the aforesaid offices, except those of President and Vice

President, or President and Secretary, may be filled by the same person. The compensation of all officers of the Company shall be fixed by the Board.

      2. TERM OF OFFICE. The officers of the Company shall hold office at the pleasure of the Board of Directors. Any officer may be removed from office at any time for or without cause by the affirmative vote of a majority of the whole Board of Directors. Any officer may resign his office at any time, such resignation to take effect upon receipt of written notice thereof by the Company, unless otherwise stated in the resignation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board or in the case of any Vice President, the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, the vacancy may be filled by any two of the Chairman, President or Vice Chairman.

      3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and all meetings of the stockholders. He shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

      4. THE VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall have such powers and duties as may from time to time be prescribed by the Board of Directors or by the Chairman of the Board. In the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and all meetings of the stockholders.

      5. THE PRESIDENT. The President shall be the chief executive officer of the Company and as such shall have the general control and management of the business and affairs of the Company subject, however, to the control of the Chairman of the Board. The President shall have the power, subject to the control of the Chairman of the Board, to appoint or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the Company as he may deem necessary. He shall have, as does the Chairman of the Board, the authority to make and sign bonds, mortgages and other contracts and agreements in the name and on behalf of the Company, except when the Board of Directors by resolution instructs the same to be done by some other officer or agent. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform all other duties necessary to his office or properly required of him by the Board of Directors subject, however, to the right of the directors to delegate any specific powers, except such as may by statute be exclusively conferred upon the President, to any other officer or officers of the Company. In the absence or inability to act of the Chairman of the Board, the President shall have the duties prescribed for the Chairman of the Board subject, however, to Section 4 of this Article IV.

      6. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as may be assigned to him from time to time by the Chairman of the Board or the President.

      7. THE SECRETARY. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He shall keep in safe custody the seal of the Company and shall see that it is affixed to all documents, the execution of which, on behalf of the Company, under its seal, is necessary or proper, and when so affixed may attest the same.

      8. THE TREASURER. The Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such amount and with such surety or sureties as the Board of Directors may determine; the cost of any such bond, and any expenses incurred in connection therewith, shall be borne by the Company. He shall have the custody of the corporate funds and securities, except as otherwise provided by the Board, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

      9. DUTIES OF OFFICERS MAY BE DELEGATED. In the case of the absence of any officer, or for any other reason that the Board may deem sufficient, the President or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

                                    ARTICLE V
                               STOCK CERTIFICATES

      1. ISSUANCE OF STOCK CERTIFICATES. The Capital Stock of the Company shall be represented by certificates signed by the Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Company. Such seal may be a facsimile, engraved or printed and where any such certificate is signed by a transfer agent registered by a registrar other than the Company or an employee of the Company or the shares represented by such certificate are listed on a national security exchange, the signatures of any officers appearing thereon may be facsimiles, engraved or printed.

      2. LOST STOCK CERTIFICATES. The Board of Directors may by resolution adopt, from time to time, such regulations concerning the issue of any new or duplicate certificates for lost, stolen or destroyed stock certificates of the Company as shall not be inconsistent with the provisions of the laws of the State of New York as presently in effect or as they may hereafter be amended.

      3. TRANSFERS OF STOCK. Transfers of stock shall be made only on the stock transfer books of the Company, and, except in the case of any such certificate which has been lost, stolen or destroyed, in which case the resolutions of the Board then in effect respecting lost, stolen or destroyed stock certificates shall be complied with, such transfer shall only be made upon surrender to the Company of a certificate for shares for cancellation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Upon the issue of a new certificate to the person entitled thereto, the Company shall cancel the old certificate and record the transaction upon its books.

      4. REGULATIONS. Except to the extent that the exercise of such power shall be prohibited or circumscribed by these By-laws, by the Certificate of Incorporation, or other certificate filed pursuant to law, or by statute, the Board of Directors shall have power to make such rules and regulations concerning the issuance, registration, transfer and cancellation of stock certificates as it shall deem appropriate.

                                   ARTICLE VI
                                      SEAL

      The seal of the Company shall be circular in form, shall bear the legend:
      "The New York Times Company--1851 Inc. 1896" and shall contain in the center the Roman letter T.

                                   ARTICLE VII
                                     CHECKS

      All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  ARTICLE VIII
                         BOOKS OF ACCOUNT AND STOCK BOOK

      The Company shall keep at its principal office correct books of account of all its business and transactions. A book to be known as the stock book, containing the names alphabetically arranged, of all persons who are stockholders of the Company, showing their addresses, the number and class of shares of stock held by them respectively and the times when they respectively became the owners thereof shall be kept at the principal office of the Company or its transfer agent.

                                   ARTICLE IX
                                   FISCAL YEAR

      The fiscal year of the Company shall be the calendar year unless otherwise provided by the Board of Directors.

                                    ARTICLE X
                                VOTING SECURITIES

      Unless otherwise ordered by the Board of Directors, the Chairman, the President or the Vice Chairman, or, in the event of their absence or inability to act, the Vice Presidents, in order of seniority or priority established by the Board or by the President, unless and until the Board shall otherwise direct, shall have full power and authority on behalf of the Company to attend and to act and to vote, or to execute in the name and on behalf of the Company a proxy authorizing an agent or attorney-in-fact for the Company to attend and to act and to vote at any meetings of security holders of corporations in which the Company may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Company might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE XI
                                 INDEMNIFICATION

      1. DIRECTORS AND OFFICERS. The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity, which any director or officer of the Company is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that such person or such person's testator or intestate is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      2. NON-EXCLUSIVITY. Nothing contained in this Article XI shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article, or shall be deemed exclusive of any other rights to which such person seeking indemnification or advancement of expenses may have or hereafter may be entitled under law, any provision of the Certificate of Incorporation, or By-laws, any agreement approved by the Board of Directors, or a resolution of stockholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board of Directors is hereby authorized.

      3. CONTINUITY OF RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall (i) apply with respect to acts or omissions occurring prior to the adoption of this Article XI to the fullest extent permitted by law and (ii) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto.

                                   ARTICLE XII
        INTEREST OF DIRECTORS AND OFFICERS IN CONTRACTS WITH THE COMPANY

A director or officer of the Company shall not be disqualified by his office from dealing or contracting with the Company either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Company be void or voidable by reason of the fact that any director or officer or any firm of which any director or officer is a member or any corporation or other entity of which any director or officer is a shareholder, officer or director or has a substantial interest, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors, without counting in such majority any director so interested or member of a firm so interested, or a shareholder, officer or director or holder of substantial interest of a corporation so interested, or, if the disinterested directors are less than a majority of the directors present at such meeting, by unanimous vote of the disinterested directors and, in each case, the common or interested directors may be counted in determining the presence of a quorum at such meeting, or (2) by the written consent, or by the vote at any stockholders' meeting of the holders of record of a majority of all the outstanding shares of stock of the Company entitled to vote on such transaction or contract; nor shall any director or officer be liable to account to the Company for any profits realized by or from or through any such transaction or contract of the Company authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or any corporation


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of which he is a shareholder, officer or director, was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

                                  ARTICLE XIII
                                     NOTICES

Whenever, under the provisions of these By-laws, notice is required to be given to any director, officer, or stockholder, it shall not be construed to mean personal notice, but unless otherwise expressly stated in these By-laws, such notice may be given in writing by depositing the same, with postage pre-paid, in a post office or official depositary under the exclusive care and custody of the United States Postal Service, addressed to such stockholder, officer or director, at such address as appears on the books of the Company, and such notice shall be deemed to have been given at the time when the same was thus mailed.

                                   ARTICLE XIV
                                    AMENDMENT

These By-laws may be amended, altered, changed, added to or repealed by a majority vote of all the Class B Common Stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that such amendments are not inconsistent with any provisions of the Company's Certificate of Incorporation.

The Board of Directors, at any regular or at any special meeting, by a majority vote of the whole Board, may amend, alter, change, add to or repeal these By-laws, provided that such amendments are not inconsistent with any provisions of the Company's Certificate of Incorporation, and provided further that if any By-law regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next stockholders meeting for the election of directors the By-laws so adopted or amended or repealed, together with a concise statement of the changes made.